UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Confluent, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rule 14a-6(i)(1) and 0-11.

This Schedule 14A filing consists of the following communications relating to the proposed acquisition of Confluent, Inc., a Delaware corporation (the “Company”) by International Business Machines Corporation, a New York corporation (“Parent”), pursuant to the terms of an Agreement and Plan of Merger, dated December 7, 2025, by and among the Company, Parent and Corvo Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent. The communications below were first used or made available on December 8, 2025.

CFLT - IBM Transaction Global Revenue Team Toolkit

CONFIDENTIAL: This toolkit is not for distribution. It is intended to help you prepare for conversations with customers and partners regarding the transaction announcement.

Overview

Today, we announced that Confluent has entered into a definitive agreement to be acquired by IBM. Once the transaction closes, as part of IBM, Confluent will deliver a unified platform that empowers enterprises to harness the full potential of AI with reliable, real-time data. We are excited about this transaction and the many benefits we believe it will create for our stakeholders, including our customers and partners.

Your Role

As members of our GRT organization, you will play an important role in communicating with customers and partners about this announcement. This toolkit is intended to help you navigate these conversations and includes the following materials:

•	The Press Release we issued today (link);

•	A Blog Post that we have published on our website (link);

•	A copy of the customer / partner letter (attached);

•	Talking points and Q&A for use in your conversations with customers and partners about this announcement (below).

Communications Guidelines

As you prepare for conversations with your teams, please keep the following in mind:

•	Stay on message. Our communications should remain consistent. These documents have been approved by legal counsel and some will be filed with the Securities and Exchange Commission. Therefore, please do not add to or alter these materials or any other communications you may receive regarding the announcement.

•	It is “business as usual.” We expect the transaction to close by the middle of 2026, subject to customary closing conditions. Until then, it remains business as usual at Confluent, and we will continue building the same product for the same customers with the same ambition and sense of urgency.

•	This announcement is a testament to our unique offering. After close, Confluent will operate as a standalone business unit within IBM, with Jay reporting directly to Rob Thomas, Senior Vice President, Software and Chief Commercial Officer at IBM.

•	Do not copy, post, or distribute. This material is for your use in conversations with customers and partners, not for distribution.

•	Don’t speculate. The documents we are providing include all the relevant details concerning the transaction with IBM that we have at this time. If you receive questions that cannot be answered with the materials provided, it is perfectly acceptable to say: “That’s a great question. At this point, it is still very early in the process and we do not have all of the answers yet. We will continue to keep you informed as we move ahead, and I will let you know if I am able to answer your question with more specifics.”

Customer / Partner Talking Points

For Internal Use Only; Not for Distribution

What Was Announced

•	We announced that Confluent has entered into a definitive agreement to be acquired by IBM.

•	We’re excited to partner with IBM with their hybrid-cloud application infrastructure, and deep enterprise trust.

•	In 2014, Confluent was built to help organizations set data in motion by pioneering a new category of data infrastructure for real-time data streaming.

•	This announcement is a strong validation of that vision and a major step toward facilitating industry-shaping innovation that harnesses the full potential of AI to achieve greater customer success.

What This Means For Customers

•	Together, IBM and Confluent will provide a platform that unifies the data of the world’s largest enterprises, unlocking data for cloud/microservices, accelerating time-to-value, and building the real-time data foundation required to scale AI across every organization.

•	With IBM, we gain many benefits that will bring significant value to you, such as expanded reach and access.

•	Combining Confluent’s data streaming leadership with IBM’s global reach will help us innovate faster, scale further, and unlock more opportunities across AI and hybrid/multi cloud for our customers. Confluent will be able to utilize IBM’s long-standing and trusted relationships with the largest enterprises in the world, and will gain greater access and more strategic relationships.

•	While we’re excited for what’s to come, please remember that it remains business as usual.

•	We expect the transaction to close by the middle of 2026, subject to approval by Confluent shareholders, regulatory approvals, and other customary closing conditions.

•	Until then, Confluent and IBM remain separate, independent companies and you should expect no changes to how we work with you.

•	We will continue building the same product for the same customers with the same ambition and sense of urgency.

Closing

•	We are as focused as ever on helping you address critical challenges and are committed to ensuring a seamless transition.

•	In the meantime, I want to thank you for your continued support.

•	Everything we do is for our customers and we value our relationship.

•	Are there any questions I can answer?

Customer / Partner Q&A

1.	What was announced

•	We announced that Confluent has entered into a definitive agreement to be acquired by IBM.

•	We’re excited to partner with IBM to and it’s hybrid-cloud application infrastructure and deep enterprise trust.

•	Modern applications are built around data, and together, IBM and Confluent will provide a platform that unifies the data of the world’s largest enterprises, unlocking data for cloud/microservices, accelerating time-to-value, and building the real-time data foundation required to scale AI across every organization.

2.	What are the strategic benefits? Why is Confluent combining with IBM?

•	This is an exciting milestone for both Confluent and IBM as well as for our customers and partners.

•	In 2014, Confluent was built to help organizations set data in motion by pioneering a new category of data infrastructure for real-time data streaming and this announcement is a strong validation of that vision and a major step toward facilitating industry-shaping innovation that harnesses the full potential of AI to achieve greater customer success.

•	Together, IBM and Confluent will provide a platform that unifies the data of the world’s largest enterprises, unlocking data for cloud/microservices, accelerating time-to-value, and building the real-time data foundation required to scale AI across every organization.

•	Combining Confluent’s data streaming leadership with IBM’s global reach will enable us to expand reach and access, innovate faster, scale further, and unlock more opportunities across AI and hybrid/multi-cloud.

•	We are confident that, together, we will be even better positioned for the long term. Our goals remain to grow Confluent, Confluent’s business, and create value for our customers. With this combination, we look forward to Confluent’s best years ahead.

3.	What does this transaction mean for customers? What about partners?

•	Together, IBM and Confluent will provide a platform that unifies the data of the world’s largest enterprises, unlocking data for cloud/microservices, accelerating time-to-value, and building the real-time data foundation required to scale AI across every organization.

•	Combining Confluent’s data streaming leadership with IBM’s global reach will enable us to expand reach and access, innovate faster, scale further, and unlock more opportunities across AI and hybrid/multi-cloud.

•	We are confident that, together, we will be even better positioned to serve you for the long-term and we’re committed to ensuring a seamless transition.

•	Until the transaction closes, which we expect to occur by the middle of 2026, Confluent and IBM will continue operating as separate, independent companies.

4.	How will this change Confluent’s products and solutions?

•	There is no change to Confluent’s products or solutions at this time.

•	Until the transaction closes, Confluent and IBM will continue operating as separate, independent companies, with each continuing to provide their current respective offerings.

•	After close, Confluent will operate as a standalone business unit within IBM, with Jay reporting directly to Rob Thomas, Senior Vice President, Software and Chief Commercial Officer at IBM.

5.	How will Confluent’s products and solutions be integrated into IBM?

•	We’ve only just announced this transaction and there are many decisions yet to be made. Rest assured, we are committed to ensuring a seamless transition for all of our stakeholders.

•	What I can tell you is that after close, Confluent will operate as a standalone business unit within IBM, with Jay reporting directly to Rob Thomas, Senior Vice President, Software and Chief Commercial Officer at IBM.

•	We’re confident that together with IBM, we will be even better positioned to serve customers for the long term.

6.	When will Confluent products and solutions be available through IBM?

•	We expect the transaction to close by the middle of 2026, subject to approval by Confluent shareholders, regulatory approvals, and other customary closing conditions.

•	Until then, you should expect no changes to how we work with you.

•	After close, Confluent will operate as a standalone business unit within IBM, with Jay reporting directly to Rob Thomas, Senior Vice President, Software and Chief Commercial Officer at IBM.

•	Customers should continue to transact with Confluent as you have to date.

•	We will continue building the same product for the same customers with the same ambition and sense of urgency.

7.	Does this impact existing contracts?

•	No. It remains business as usual until the transaction closes and you should not expect any changes in the way you work with us.

8.	Will Confluent partners be able to sell IBM solutions after the transaction closes?

•	Until the transaction closes, Confluent and IBM will continue operating as separate, independent companies, with each continuing to provide their current respective offerings.

•	More information regarding how Confluent and IBM will come together will be available once the transaction closes, which we expect to occur by the middle of 2026.

9.	I’m a partner with relationships with Confluent and IBM, will I continue to transact separately?

•	Yes. Until the transaction closes, Confluent and IBM will continue operating as separate, independent companies, with each continuing to provide their current respective offerings.

•	Customers should continue to transact with Confluent and IBM as you have to date.

10.	Will my contact change? Who should I contact if I have more questions?

•	You should continue to work with your usual [account team / INSERT].

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Confluent, Inc. (the “Company”) by International Business Machines Corporation (“Parent”) pursuant to the Agreement and Plan of Merger, dated as of December 7, 2025, by and among the Company, Parent and Corvo Merger Sub, Inc. The Company intends to file a preliminary and definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to a special meeting of stockholders to be held in connection with the proposed acquisition. After filing the definitive proxy statement (the “Proxy Statement”) with the SEC, the Company will mail the Proxy Statement and a proxy card to each stockholder of the Company entitled to vote at the special meeting. The Proxy Statement will contain important information about the proposed transaction and related matters. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, THE COMPANY’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC RELATING TO THE PROPOSED ACQUISITION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. Investors and stockholders of the Company may obtain a free copy of the preliminary and definitive versions of the proxy statement once filed, as well as other relevant filings containing information about the Company and the proposed acquisition, including materials that are incorporated by reference into the Proxy Statement, without charge, at the SEC’s website (https://www.sec.gov) or from the Company by going to the Company’s Investor Relations Page on its website (https://www.confluent.io).

Participants in the Solicitation

The Company and its directors, and certain of its executive officers, consisting of Lara Caimi, Jonathan Chadwick, Alyssa Henry, Matthew Miller, Neha Narkhede, Greg Schott, Eric Vishria, Michelangelo Volpi, who are the non-employee members of the Board of Directors of the Company (the “Board”), and Jay Kreps, Chief Executive Officer and Chairman of the Board, Rohan Sivaram, Chief Financial Officer, and Ryan Mac Ban, Chief Revenue Officer, may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed acquisition. Information regarding the Company’s directors and certain of its executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, can be found under the captions “Security Ownership of Certain Beneficial Owners and Management,” “Executive Compensation,” and “Director Compensation” contained in the Company’s definitive proxy statement on Schedule 14A for the Company’s 2025 annual meeting of stockholders, which was filed with the SEC on April 23, 2025. To the extent holdings of the Company’s securities by its directors or executive officers have changed since the applicable “as of” date described in its 2025 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC, including (i) the Form 4s filed by Ms. Narkhede on May 6, 2025, June 4, 2025, June 12, 2025, September 11, 2025, October 31, 2025, November 5, 2025 and December 3, 2025; (ii) the Form 4s filed by Mr. Sivaram on May 22, 2025, June 4, 2025, June 9, 2025, August 22, 2025, September 10, 2025, October 31, 2025, November 24, 2025 and December 3, 2025; (iii) the Form 4s filed by Mr. Kreps on May 19, 2025, May 22, 2025, June 9, 2025, August 18, 2025, August 22, 2025, September 8, 2025, November 17, 2025 and November 24, 2025; (iv) the Form 4 filed by Mr. Chadwick on April 4, 2025 and June 12, 2025; (v) the Form 3 filed by Mr. Ban on May 16, 2025 and the Form 4s filed by Mr. Ban on May 22, 2025, June 24, 2025, August 22, 2025, September 24, 2025 and November 24, 2025; (vi) the Form 4s filed by Mr. Vishria on May 21, 2025, June 9, 2025, June 12, 2025, September 2, 2025 and October 31, 2025; (vii) the Form 4 filed by Mr. Volpi on June 9, 2025; (viii) the Form 4 filed by Ms. Caimi on June 12, 2025; (ix) the Form 4 filed by Mr. Schott on June 12, 2025; and (x) the Form 4 filed by Ms. Henry on June 12, 2025. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement relating to the proposed acquisition when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at https://www.confluent.io.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed “forward-looking statements”, including all statements regarding the intent, belief or current expectation of the companies and members of their senior management teams. Words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target,” variations of such words, and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements include, but are not limited to, statements regarding the benefits of and timeline for closing the Company’s proposed transaction with Parent. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; the possibility that the Company’s stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of the Company; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally.

Further information on factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Proxy Statement and other filings made by the Company from time to time with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of the Company’s website (https://www.confluent.io) or on the SEC’s website (https://www.sec.gov). If any of these risks materialize or any of these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.